As filed with the Securities and Exchange Commission on November 9, 1998
                              Registration No. 333-
                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                SYSCO CORPORATION
             (Exact name of registrant as specified in its charter)

             Delaware                                        71-1648137
  (State or other jurisdiction                         (I.R.S. Employer
   of incorporation or organization)                Identification No.)

                 1390 Enclave Parkway, Houston, Texas 77077-2099
               (Address of Principal Executive Offices) (Zip Code)

                                SYSCO CORPORATION
                        NON-EMPLOYEE DIRECTORS STOCK PLAN
                            (Full title of the plan)

                         Thomas P. Kurz, General Counsel
                                Sysco Corporation
                              1390 Enclave Parkway
                            Houston, Texas 77077-2099
                     (Name and address of agent for service)

                                 (281) 584-1390
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                           B. Joseph Alley, Jr., Esq.
                          Arnall Golden & Gregory, LLP
                            2800 One Atlantic Center
                           1201 West Peachtree Street
                           Atlanta, Georgia 30309-3450
                                 (404) 873-8500

                         Calculation of Registration Fee

-----------------------------------------------------------------------------------------------------------------------
 Title of securities to      Amount to be     Proposed maximum offering      Proposed maximum           Amount of
     be registered            registered           price per share          aggregate offering        registration
                                                                                   price                  fee*
-----------------------------------------------------------------------------------------------------------------------
     Common Stock,          400,000 Shares              $26.65                  $10,662,500             $2,964.18
    $1.00 par value
-----------------------------------------------------------------------------------------------------------------------

* Calculated pursuant to Rules 457(c) and 457(h), based upon the average of the high and low prices reported for the Common Stock on November 3, 1998 as quoted on the New York Stock Exchange.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference. The following documents are incorporated by reference in the Registration Statement:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended June 27, 1998.

     (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 26, 1998.

     (c) The description of the Registrant's Common Stock contained in the Registrant's registration statement filed under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

     (d) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this registration statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.  Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Certain legal matters will be passed upon for the Company by Arnall Golden & Gregory, LLP, Atlanta, Georgia. Jonathan Golden, the sole stockholder of Jonathan Golden P.C. (a partner of Arnall Golden & Gregory, LLP), is a director of the Registrant. As of November 3, 1998, attorneys with Arnall, Golden & Gregory, LLP beneficially owned an aggregate of approximately 60,000 shares of the Registrant's Common Stock.

Item 6.  Indemnification of Directors and Officers.

     The Registrant is a Delaware corporation. Section 145 of the Delaware General Corporation Law provides for indemnification of officers, directors and other persons for losses and expenses incurred under certain circumstances. The Registrant's Restated Certificate of Incorporation provides for indemnification to the fullest extent permitted by Section 145 of the Delaware General Corporation Law. Pursuant to the Registrant's By-laws, the Registrant maintains insurance on behalf of, and may indemnify, officers, directors, employees and agents of the Registrant against any liability asserted against them or incurred by them in any such capacity, or arising out of their status as such.

Item 7.  Exemption from Registration Claimed.  Not applicable.

Item 8.  Exhibits.


Exhibit No.                               Exhibit
-----------                               -------
4(a) Senior Debt Indenture, dated as of June 15, 1995, between Sysco Corporation and First Union National Bank, as Trustee. (Incorporated by reference to Exhibit 4(a) to the Registrant's Registration Statement on Form S-3 (No. 333-52897)).

4(b)           Form of Subordinated Debt Indenture (Incorporated by reference to
               Exhibit 4(b) to the Registrant's Registration Statement on Form S-3 (No. 33-60023)).

4(c) First Supplemental Indenture, dated as of June 27, 1995, between Sysco Corporation and First Union National Bank, Trustee, as amended (Incorporated by reference to Exhibit 4(e) to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 29, 1996).

4(d) Second Supplemental Indenture, dated as of May 1, 1996, between Sysco Corporation and First Union National Bank, Trustee, as amended (Incorporated by reference to Exhibit 4(f) to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 29, 1996).

4(e) Third Supplemental Indenture, dated as of April 25, 1997, between Sysco Corporation and First Union National Bank, Trustee (Incorporated by reference to Exhibit 4(g) to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 28,
               1997).

4(f) Fourth Supplemental Indenture, dated as of April 25, 1997, between Sysco Corporation and First Union National Bank, Trustee (Incorporated by reference to Exhibit 4(h) to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 28,
               1997).

4(g) Fifth Supplemental Indenture, dated as of July 27, 1998, between Sysco Corporation and First Union National Bank, Trustee (Incorporated by reference to Exhibit 4(h) to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 27,
               1998).

5*             Opinion of Arnall Golden & Gregory, LLP regarding legality

15*            Letter regarding unaudited interim financial information

23(a)*         Consent of Arnall  Golden &  Gregory,  LLP  (included  as part of
               Exhibit 5 hereto)

23(b)*         Consent of Arthur Andersen LLP

24.1*          Power of Attorney (included as part of the signature page hereto)

99 Non-Employee Directors Stock Plan (Incorporated by reference to Appendix A to the Registrant's Definitive Proxy Statement filed with the Securities and Exchange Commission on September 25,
               1998).



 ------------------
 * Filed herewith.

Item 9.  Undertakings.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect  in the  prospectus  any facts or events  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii)To include  any  material  information  with  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                    Provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such internal financial information.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on November 6, 1998.

                               SYSCO CORPORATION

                               By:/s/ Bill M. Lindig
                                  ----------------------------------
                                      Bill M. Lindig, President and
                                      Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John F. Woodhouse, Bill M. Lindig and John K. Stubblefield, Jr. and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

PRINCIPAL EXECUTIVE, FINANCIAL & ACCOUNTING OFFICERS AND DIRECTORS:


                    Name                                        Title                                 Date
                    ----                                        -----                                 ----
     /s/ Bill M. Lindig                       President, Chief Executive Officer and           November 6, 1998
     --------------------------------
         Bill M. Lindig                       Director (Principal Executive Officer)

     /s/ John K. Stubblefield, Jr.            Senior Vice President, and Chief                 November 6, 1998
     --------------------------------
         John K. Stubblefield, Jr.            Financial Officer (Principal Financial
                                              and Accounting Officer)

     /s/ John F. Woodhouse                    Chairman of the Board of Directors               November 6, 1998
     --------------------------------
         John F. Woodhouse

     /s/ John W. Anderson                     Director                                         November 6, 1998
     --------------------------------
         John W. Anderson

                                              Director                                         November __, 1998
     --------------------------------
         Gordon M. Bethune


                                      -6-



     /s/ Colin G. Campbell                    Director                                         November 6, 1998
     -------------------------------
         Colin G. Campbell

     /s/ Charles H. Cotros                    Director                                         November 6, 1998
     -------------------------------
         Charles H. Cotros

     /s/ Judith B. Craven                     Director                                         November 6, 1998
     -------------------------------
         Judith B. Craven

     /s/ Frank A. Godchaux III                Director                                         November 6, 1998
     -------------------------------
         Frank A. Godchaux III

     /s/ Jonathan Golden                      Director                                         November 6, 1998
     -------------------------------
         Jonathan Golden

     /s/ Richard G. Merrill                   Director                                         November 6, 1998
     -------------------------------
         Richard G. Merrill

     /s/ Frank H. Richardson                  Director                                         November 6, 1998
     -------------------------------
         Frank H. Richardson

     /s/ Phyllis S. Sewell                    Director                                         November 6, 1998
     -------------------------------
         Phyllis S. Sewell

     /s/ Richard J. Schnieders                Director                                         November 6, 1998
     -------------------------------
         Richard J. Schnieders

     /s/ Arthur J. Swenka                     Director                                         November 6, 1998
     -------------------------------
         Arthur J. Swenka

     /s/ Thomas B. Walker, Jr.                Director                                         November 6, 1998
     -------------------------------
         Thomas B. Walker, Jr.




594104v2



                                  EXHIBIT INDEX



Exhibit No.                                     Exhibit
-----------                                     -------

4(a) Senior Debt Indenture, dated as of June 15, 1995, between Sysco Corporation and First Union National Bank, as Trustee (Incorporated by reference to Exhibit 4(a) to the Registrant's Registration Statement on Form S-3 (No. 333-52897)).

4(b)                Form  of  Subordinated   Debt  Indenture   (Incorporated  by
                    reference to Exhibit 4(b) to the Registrant's Registration Statement on Form S-3 (No. 33-60023)).

4(c) First Supplemental Indenture, dated as of June 27, 1995, between Sysco Corporation and First Union National Bank, Trustee, as amended (Incorporated by reference to Exhibit 4(e) to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 29, 1996).

4(d) Second Supplemental Indenture, dated as of May 1, 1996, between Sysco Corporation and First Union National Bank, Trustee, as amended (Incorporated by reference to Exhibit 4(f) to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 29, 1996).

4(e) Third Supplemental Indenture, dated as of April 25, 1997, between Sysco Corporation and First Union National Bank, Trustee (Incorporated by reference to Exhibit 4(g) to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 28, 1997).

4(f) Fourth Supplemental Indenture, dated as of April 25, 1997, between Sysco Corporation and First Union National Bank, Trustee (Incorporated by reference to Exhibit 4(h) to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 28, 1997).

4(g) Fifth Supplemental Indenture, dated as of July 27, 1998, between Sysco Corporation and First Union National Bank, Trustee (Incorporated by reference to Exhibit 4(h) to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 27, 1998).

5*                  Opinion of Arnall Golden & Gregory, LLP regarding legality

15*                 Letter regarding unaudited interim financial information

23(a)*              Consent of Arnall Golden & Gregory, LLP (included as part of
                    Exhibit 5 hereto)

23(b)*              Consent of Arthur Andersen LLP

24.1* Power of Attorney (included as part of the signature page hereto)

99 Non-Employee Directors Stock Plan (Incorporated by reference to Appendix A to the Registrant's Definitive Proxy Statement filed with the Securities and Exchange Commission on September 25, 1998).



------------------
*        Filed herewith.

594104.2